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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49494) pertaining to the Stock Option Agreements, the 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-56654) pertaining to the Stock Option Agreements, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 Nos. 333-77052 and 333-104100) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-89220) pertaining to the 2000 Employee Stock Purchase Plan and the Registration Statement (Form S-3 No. 333-107113) for the registration of common stock, preferred stock, debt securities and warrants with the maximum aggregate offering price of $100,000,000 of our report dated March 3, 2004 with respect to the consolidated financial statements of Transmeta Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP



San Jose, California
March 3, 2004